Exhibit 99.B(d)(3)(A)(i)

Directed Services, LLC

1475 Dunwoody Drive, West Chester, PA 19380

April 30, 2007

Robert S. Naka

Executive Vice President

ING Funds Services, LLC

7337 E. Doubletree Ranch Road

Scottsdale, AZ  85258

Dear Mr. Naka:

Pursuant to the Amended and Restated Administrative Services Sub-Contract dated January 1, 2007, between Directed Services, LLC and ING Funds Services, LLC (the “Agreement”), we hereby notify you of our intention to retain you as Sub-Administrator to render such services to ING Franklin Mutual Shares Portfolio, a new series of ING Investors Trust (the “New Fund”), effective April 30, 2007, upon all of the terms and conditions set forth in the Agreement.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned New Fund to Schedule A of the Agreement.

Schedule A has also been updated to reflect the name change of ING Van Kampen Equity Growth Portfolio to ING Van Kampen Capital Growth Portfolio.

Please signify your acceptance to act as Sub-Administrator under the Agreement with respect to the New Fund, by signing below.

Very sincerely,

/s/Todd Modic

Todd Modic
Vice President

ACCEPTED AND AGREED TO:
ING Funds Services, LLC

By:	/s/Robert S. Naka
Robert S. Naka
Executive Vice President

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED

ADMINISTRATIVE SERVICES SUB-CONTRACT

between

DIRECTED SERVICES, LLC

and

ING FUNDS SERVICES, LLC

ING AllianceBernstein Mid Cap Growth Portfolio

ING BlackRock Large Cap Growth Portfolio

ING BlackRock Large Cap Value Portfolio

ING Capital Guardian Small/Mid Cap Portfolio

ING Capital Guardian U.S. Equities Portfolio

ING Evergreen Health Sciences Portfolio

ING Evergreen Omega Portfolio

ING FMRSM Diversified Mid Cap Portfolio

ING FMRSM Mid Cap Growth Portfolio

ING Franklin Mutual Shares Portfolio

ING Global Resources Portfolio

ING Global Technology Portfolio

ING International Portfolio

ING Janus Contrarian Portfolio

ING JPMorgan Emerging Markets Equity Portfolio

ING JPMorgan Small Cap Core Equity Portfolio

ING Julius Baer Foreign Portfolio

ING Legg Mason Partners All Cap Portfolio

ING Legg Mason Value Portfolio

ING Limited Maturity Bond Portfolio

ING Liquid Assets Portfolio

ING Lord Abbett Affiliated Portfolio

ING Marsico Growth Portfolio

ING MFS Total Return Portfolio

ING Oppenheimer Main Street Portfolio®

ING PIMCO Core Bond Portfolio

ING PIMCO High Yield Portfolio

ING Pioneer Fund Portfolio

ING Pioneer Mid Cap Value Portfolio

ING Stock Index Portfolio

ING T. Rowe Price Capital Appreciation Portfolio

ING T. Rowe Price Equity Income Portfolio

ING Templeton Global Growth Portfolio

ING UBS U.S. Allocation Portfolio

ING Van Kampen Capital Growth Portfolio

ING Van Kampen Global Franchise Portfolio

ING Van Kampen Growth and Income Portfolio

ING Van Kampen Real Estate Portfolio

ING Wells Fargo Mid Cap Disciplined Portfolio